UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Retail Properties of America, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	42-1579325
(State of Incorporation or Organization)	(IRS Employer Identification No.)

2901 Butterfield Road Oak Brook, Illinois 60523	60523
(Address of Principal Executive Offices)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered:
7.00% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates (if applicable): File No. 333-184790

Securities registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

Retail Properties of America, Inc. (the “Company”) hereby incorporates by reference herein the description of its 7.00% Series A Cumulative Redeemable Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), to be registered hereunder, set forth under the heading “Description of Series A Preferred Stock” in the Company’s prospectus supplement, dated December 11, 2012, to the prospectus dated November 6, 2012 (the “Prospectus”), constituting part of the Registration Statement on Form S-3 (File No. 333-184790) of the Company, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), the related information under the heading “Description of Preferred Stock” in the Prospectus, and any description included in a prospectus supplement subsequently filed by the Company under Rule 424(b) under the Securities Act. The Series A Preferred Stock is expected to be listed on the New York Stock Exchange.

Item 2. Exhibits.

The documents listed below are filed as exhibits to this registration statement:

Exhibit Number	Description

3.1	Sixth Articles of Amendment and Restatement of Retail Properties of America, Inc. (incorporated by reference to Exhibit 3.1 to Retail Properties of America, Inc.’s Current Report on Form 8-K filed on March 22, 2012).

3.2	Form of Articles Supplementary designating Retail Properties of America, Inc.’s 7.00% Series A Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.1 to Retail Properties of America, Inc.’s Current Report on Form 8-K filed on December 14, 2012).

3.3	Sixth Amended and Restated Bylaws of Retail Properties of America, Inc. (incorporated by reference to Exhibit 3.1 to Retail Properties of America, Inc.’s Current Report on Form 8-K filed on July 20, 2012).

4.1*	Form of Specimen Certificate for Retail Properties of America, Inc.’s 7.00% Series A Cumulative Redeemable Preferred Stock.

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Retail Properties of America, Inc.

Date: December 14, 2012	By:	/s/ Dennis K. Holland
Dennis K. Holland
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.1	Sixth Articles of Amendment and Restatement of Retail Properties of America, Inc. (incorporated by reference to Exhibit 3.1 to Retail Properties of America, Inc.’s Current Report on Form 8-K filed on March 22, 2012).

3.2	Form of Articles Supplementary designating Retail Properties of America, Inc.’s 7.00% Series A Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.1 to Retail Properties of America, Inc.’s Current Report on Form 8-K filed on December 14, 2012).

3.3	Sixth Amended and Restated Bylaws of Retail Properties of America, Inc. (incorporated by reference to Exhibit 3.1 to Retail Properties of America, Inc.’s Current Report on Form 8-K filed on July 20, 2012).

4.1*	Form of Specimen Certificate for Retail Properties of America, Inc.’s 7.00% Series A Cumulative Redeemable Preferred Stock.

*	Filed herewith.

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